Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

January 31, 2014

BARCLAYS

Equities
Flow Derivatives

US ETF & ETN Guide[1]

January 2014
1,544 US listed products
Total $1,708bn in ETF assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$447.0	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$69.2	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$77.6	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$274.0	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General	$315.4	4
Leveraged – Equities	$15.2	6
Inverse – Equities	$7.7	7
Dividend Domestic, International	$100.4	7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$230.0	9
Commodities	$59.2	10
Currencies	$3.4	11
Leveraged – FICC	$1.0	11
Inverse – FICC	$8.8	11
Specialty		
Active	$10.6	13
Fundamental	$8.4	13
Life Cycle and Allocation	$1.2	13
Long/Short	$0.4	13
Quantitative Domestic, International	$30.6	13
Other	$25.0	14

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$4.7	17
Currencies	$0.1	17
Leveraged/Inverse	$4.3	17
Volatility	$2.4	18
Other	$11.2	18

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of January 15, 2014. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$39,786	$226.4	✓
IWV	iShares Russell 3000	RU30INTR	5,481	24.9	✓
VXF	Vanguard Extended Market	SPTRCMI	3,189	18.0	✓
SCHB	Schwab US Broad Market	DW2ST	2,942	16.4	✓
ITOT	iShares Core S&P Total Mkt	SPTRSUPR	1,054	7.2	✓
IYY	iShares DJ US Index	DJUS	846	2.5	
THRK	SPDR Russell 3000	RAY	565	0.7	
ONEQ	Fidelity NASDAQ Composite	CCMP	315	2.6	
VTHR	Vanguard Russell 3000	RU30INTR	86	0.2	
NYC	iShares NYSE Composite	NYA	71	0.3	
NYCC	PowerShares NYSE Century	CENTURYT	3	0.5	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$172,940	$18,581.2	✓
IVV	iShares S&P 500	SPTR	53,793	730.3	✓
VOO	Vanguard S&P 500	SPXT	15,330	188.7	✓
DIA	SPDR DJ Indust Avg	INDU	12,407	1,001.8	✓
IWB	iShares Russell 1000	RU10INTR	8,780	49.8	✓
RSP	Guggenheim S&P 500 EW	SPXEWI	6,666	52.0	✓
VV	Vanguard LC	CRSPLCT	4,730	12.4	✓
OEF	iShares S&P 100	SPTR100	4,238	69.3	✓
SCHX	Schwab US LC	DWLT	2,395	13.4	✓
MGC	Vanguard Mega Cap	CRSPMET	676	2.2	✓
XLG	Guggenheim Russell Top 50	RTOP50	545	2.4	
JKD	iShares Mrngstr LC	MLCRT	442	1.4	
VONE	Vanguard Russell 1000	RU10INTR	277	1.2	
EUSA	iShares MSCI USA	GDDUUS	137	1.3	
IWL	iShares Russell T200	RUTPINTR	76	0.2	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	72	0.3	
NY	iShares NYSE 100	NYID	68	0.2	
ONEK	SPDR Russell 1000	RIY	44	0.1	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$23,225	$171.3	✓
MDY	SPDR S&P MC 400	MID	15,025	545.8	✓
IWR	iShares Russell MC	RUMCINTR	9,378	28.5	✓
VO	Vanguard MC	CRSPMIT	6,823	24.9	✓
SCHM	Schwab US MC	DWMT	893	5.9	✓
IVOO	Vanguard S&P MC 400	SPTRMDCP	268	1.4	
JKG	iShares Mrngstr MC	MMCRT	242	0.8	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	92	0.4	
RSCO	SPDR Russell SC Complete	RSCC	83	0.6	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$26,035	$3,719.1	✓
IJR	iShares S&P SC 600	SPTRSMCP	14,368	90.2	✓
VB	Vanguard SC	CRSPSCT	8,354	35.4	✓
SCHA	Schwab US SC	DWST	1,952	12.7	✓
SLY	SPDR S&P SC 600	SML	441	2.6	
VTWO	Vanguard Russell 2000	RU20INTR	352	4.3	✓
JKJ	iShares Mrngstr SC	MSCRT	213	0.7	
VIOO	Vanguard S&P SC 600	SPTRSMCP	137	1.0	
TWOK	SPDR Russell 2000	RTY	63	0.6	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	32	0.4	
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$925	$10.5	✓
FDM	First Trust DJ Sel MicroCap	DJSM	91	1.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based (continued)					
Micro Cap Broad-Based (continued)					
PZI	PwrShrs Zacks MicroCap	ZAX	$58	$0.2	
WMCR	Wilshire Micro-Cap	WSKMICRO	48	0.2	
US Indices: Value					
Total Market Value					
IWW	iShares Russell 3000 Value	RU30VATR	$575	$4.5	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$20,828	$119.9	✓
VTV	Vanguard Value	CRSPLCVT	12,553	43.1	✓
IVE	iShares S&P 500 Value	SPTRSVX	6,505	41.0	✓
SCHV	Schwab US LC Value	DWLVT	837	4.2	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	671	2.8	✓
RPV	Guggenheim S&P 500 PureVal	SPXPV	567	4.8	✓
JKF	iShares Mrngstr LC Value	MLVLT	274	2.3	
VONV	Vanguard Russell 1000 Val	RU10VATR	186	1.2	
SPYV	SPDR S&P 500 Value	SPTRSVX	181	0.9	
VOOV	Vanguard S&P 500 Val	SPTRSVX	139	0.7	
IWX	iShares Russell T200 Value	RUTPVATR	125	0.6	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$5,580	$22.3	✓
IJJ	iShares S&P MC 400 Value	MIDV	3,616	12.4	✓
VOE	Vanguard MC Value	CRSPMIVT	2,297	9.0	✓
JKI	iShares Mrngstr MC Value	MMVLT	166	0.8	
RFV	Guggenheim S&P 400 PureVal	SPMPV	90	0.6	
MDYV	SPDR S&P MC 400 Value	SPTRMV	76	0.6	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	49	0.6	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$5,942	$87.7	✓
VBR	Vanguard SC Value	CRSPSCVT	3,931	10.8	✓
IJS	iShares S&P SC 600 Value	SMLV	3,111	11.2	✓
JKL	iShares Mrngstr SC Value	MSVLT	351	1.2	
SLYV	SPDR S&P SC 600 Value	SPTRSV	260	1.1	
RZV	Guggenheim S&P 600 PureVal	SPSPV	174	1.2	
VTWV	Vanguard Russell 2000 Val	RU20VATR	60	0.3	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	52	0.6	
US Indices: Growth					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RU30GRTR	$491	$1.8	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$22,599	$134.4	✓
VUG	Vanguard Growth	CRSPLCGT	13,390	49.1	✓
IVW	iShares S&P 500 Growth	SPTRSGX	9,531	45.7	✓
MGK	Vanguard Mega Cap Growth	CRSPMEGT	1,239	5.0	✓
SCHG	Schwab US LC Growth	DWLGT	1,129	5.4	✓
RPG	Guggenheim S&P 500 PureGro	SPXPG	1,004	5.9	
JKE	iShares Mrngstr LC Growth	MLGRT	530	2.4	
IWY	iShares Russell T200 Growth	RUTPGRTR	447	1.0	
SPYG	SPDR S&P 500 Growth	SPTRSGX	334	1.1	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	232	1.3	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	204	0.9	
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$4,794	$22.6	✓
IJK	iShares S&P MC 400 Growth	MIDG	4,521	22.0	✓

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth (continued)					
VOT	Vanguard MC Growth	CRSPMIGT	$1,895	$7.4	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	816	2.8	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	246	1.2	
JKH	iShares Mrngstr MC Growth	MMGRT	194	0.7	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	146	1.6	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$6,473	$130.5	✓
VBK	Vanguard SC Growth	CRSPSCGT	3,690	16.9	✓
IJT	iShares S&P SC 600 Growth	SMLG	2,886	20.8	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	357	1.9	
JKK	iShares Mrngstr SC Growth	MSGRT	140	0.8	
RZG	Guggenheim S&P 600 PureGro	SPSPG	119	0.7	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	110	1.1	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	46	0.7	
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$7,277	$316.8	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,976	151.4	✓
ITB	iShares US Home Constr	DJSHMBT	1,615	125.9	✓
VCR	Vanguard Cons Discret	M2US5CDI	1,458	11.2	✓
FXD	First Trust Cons Discr	STRQCD	1,081	7.4	✓
XRT	SPDR S&P Retail	SPSIRETR	979	257.7	✓
IYC	iShares US Cons Svcs	DJUSCYT	529	3.4	
PBS	PowerShares Dyn Media	DZMTR	326	3.2	
RXI	iShares Glb Cons Discr	SGCDNW	267	2.7	
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	200	1.9	
RCD	Guggenheim S&P 500 EW CD	S25	157	1.3	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	124	0.6	
PKB	PwrShrs Dyn Build & Constr	DWCTR	104	0.7	
BJK	Market Vectors-Gaming	MVBJKTR	85	1.1	✓
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	54	1.0	
RTH	Market Vectors Retail	MVRTHTR	40	2.7	✓
FDIS	Fidelity MSCI Cons Discret	M2US0CDI	40	1.2	
PMR	PowerShares Dyn Retail	DWRTR	37	0.5	
PEZ	PwrShrs Dyn Cons Discr	EZZTR	25	0.1	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	24	0.2	
EMDI	iShares MSCI EM ConsDisc	M1EF0CD	5	0.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	4	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$6,824	$329.0	✓
VDC	Vanguard Cons Staples	M2US5CSI	1,652	6.9	✓
FXG	First Trust Cons Staples	STRQCS	947	8.6	✓
KXI	iShares Glb Cons Stap	SGCSNW	634	3.8	✓
IYK	iShares US Cons Goods	DJUSNCT	468	1.9	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	227	1.8	✓
RHS	Guggenheim S&P 500 EW CS	S30	90	0.7	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	58	0.6	
PSL	PowerShares Dyn Cons Stap	EZSTR	39	0.4	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	37	0.1	
FSTA	Fidelity MSCI Cons Staples	M2US0CSI	31	0.7	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	8	0.0	
Energy					
XLE	Energy Sector SPDR	IXE	$8,175	$814.5	✓
VDE	Vanguard Energy	M2US5ENI	2,504	12.3	✓
IYE	iShares US Energy	DJUSENT	1,619	23.3	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Energy (continued)					
OIH	Market Vectors Oil Service	MVOIHTR	$1,476	$175.8	✓
IXC	iShares Glb Energy	SGESNW	989	6.0	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	705	306.7	✓
IEZ	iShares US Oil Eqp&Svc	DJSOEST	507	5.1	✓
FCG	First Trust ISE Nat Gas	FUM	449	9.2	✓
IEO	iShares US O&G E&P	DJSOEPT	429	9.2	✓
FXN	First Trust Energy	STRQEN	353	3.4	
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	302	2.5	✓
PXI	PowerShares Dyn Energy	EZKTR	175	1.0	
KOL	Market Vectors-Coal	MVKOLTR	144	2.2	✓
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	123	0.9	✓
PXE	PwrShrs Dyn Energy E&P	DWETR	110	1.3	
NLR	Mkt Vect Nuclear Energy	DXNE	74	0.3	
RYE	Guggenheim S&P 500 EW Ener	S10	47	0.3	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	46	0.7	✓
PSCE	PwrShr S&P SC Energy	SPSU6ET	45	0.7	
ENY	Guggenheim Canada Energy	SPTXHU	44	0.2	
FENY	Fidelity MSCI Energy	M2US0ENI	29	1.0	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	23	0.1	
IPW	SPDR S&P Intl Energy	SPBMU1UP	13	0.2	
NUCL	iShares Glb Nuclr Ener	SPGTNEN	9	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	5	0.1	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	5	0.1	
CHIE	Global X China Energy	CHIE	4	0.1	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.1	
EMEY	iShares MSCI EM Energy	MXEF5EN	2	0.1	
Financials					
XLF	Financial Sector SPDR	IXM	$17,207	$768.2	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	2,781	100.0	✓
KBE	SPDR S&P Bank	SPSIBK	2,476	39.0	✓
VFH	Vanguard Financials	M2US5FNI	1,768	8.0	✓
IYF	iShares US Financial	DJUSFNT	1,354	18.6	✓
FXO	First Trust Financial	STRQFN	671	5.8	✓
IYG	iShares US Finan Svcs	DJUSFV	640	5.7	✓
IAT	iShares US Reg Banks	DJSRBKT	472	4.8	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	441	4.7	✓
KIE	SPDR S&P Insurance	SPSIINS	397	8.9	✓
IXG	iShares Glb Financials	SGFSNW	333	2.7	
IAI	iShares US Broker Dlrs	DJSINVT	243	2.7	✓
KBWB	PowerShares KBW Bank	BKXTR	201	4.7	✓
IAK	iShares US Insurance	DJSINST	164	1.3	
KCE	SPDR S&P Capital Markets	SPSICM	162	1.9	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	107	0.4	
RYF	Guggenheim S&P 500 EW Fin	S40	76	0.9	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	57	0.5	
KBWR	PowerShares KBW Reg Bank	KRXTR	49	0.6	
FNCL	Fidelity MSCI Financials	M2US0FNI	47	1.3	
CHIX	Global X China Financials	CHIF	46	1.0	✓
PFI	PowerShares Dyn Financial	EZFTR	32	0.2	
RWW	RevenueShares Financial	REVWFINT	32	0.4	
KBWP	PowerShares KBW Prop&Cas	KPXTR	17	0.2	
RKH	Market Vectors Bank & Brkr	MVRKHTR	16	0.1	✓
KBWI	PowerShares KBW Insurance	KIXTR	13	0.2	
KBWC	PowerShares KBW Cap Mkts	KSXTR	12	0.1	
IPF	SPDR S&P Intl Financials	SPBMU4UP	9	0.1	
KME	SPDR S&P Mortgage Finance	SPSIMF	8	0.1	
FEFN	iShares MSCI Far East Fin	MXFA0FN	6	0.0	
EMFN	iShares MSCI EM Financials	MXEF0FN	6	0.0	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Financials (continued)					
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	$5	$0.1	
KBWX	PowerShares KBW Intl Finan	KGXTR	3	0.0	
BRAF	Global X Brazil Financials	SOLBZLX	2	0.0	
Healthcare					
XLV	Health Care Sector SPDR	IXV	$8,855	$297.3	✓
IBB	iShares Nasdaq Biotech	NBI	4,766	174.2	✓
VHT	Vanguard Health Care	M2USSHCI	2,537	15.0	✓
IYH	iShares US Healthcare	DJUSHC	1,991	26.3	✓
FXH	First Trust Health Care	STRQHC	1,561	11.7	✓
XBI	SPDR S&P Biotech	SPSIBITR	1,211	39.2	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	1,121	7.6	✓
IXJ	iShares Glb Healthcare	SGHNW	1,048	5.1	
PJP	PowerShares Dyn Pharma	DZRTR	1,000	8.2	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	755	7.6	✓
IHE	iShares US Pharmaceut	DJSPHMT	592	2.3	
IHI	iShares US Med Equip	DJSMDQT	579	5.6	
BBH	Market Vectors Biotech	MVBBHTR	527	7.0	✓
IHF	iShares US HC Providers	DJSHCPT	400	3.8	✓
PBE	PwrShr Dyn Biotech & Gen	DZOTR	326	2.2	
PPH	Market Vectors Pharma	MVPPHTR	273	2.0	✓
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	198	1.8	
RYH	Guggenheim S&P 500 EW HC	S35	148	2.1	
PTH	PowerShares Dyn Healthcare	EZXTR	94	0.4	
FHLC	Fidelity MSCI Health Care	M2USOHCI	66	2.1	
XHS	SPDR S&P HC Srvs	SPSIHP	65	0.5	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	61	0.4	
XHE	SPDR S&P HC Equipment	SPSIHE	28	0.1	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	12	0.1	
Industrials					
XLI	Industrial Sector SPDR	IXI	$9,707	$420.3	✓
IYJ	iShares US Industrial	DJUSINT	1,683	17.3	✓
VIS	Vanguard Industrials	M2USSINI	1,659	12.5	✓
FXR	First Trust Industrials	STRQIN	901	8.4	✓
IYT	iShares Transportation	DJTTR	793	28.5	✓
EXI	iShares Glb Industrial	SGNNW	335	2.4	
ITA	iShares US Aerosp & Def	DJSASDT	320	4.1	
PRN	PowerShares Dyn Industrial	EZLTR	147	1.1	
PSCI	PwrShr S&P SC Indust	SPSU6IT	102	0.6	
PPA	PwrShrs Aerospace & Def	DXS	95	1.0	
RGI	Guggenheim S&P 500 EW Inds	S20	82	0.6	
XTN	SPDR S&P Transportation	SPSITN	80	1.1	
XAR	SPDR S&P Aero & Def	SPSIAD	46	0.3	
FIDU	Fidelity MSCI Industrials	M2USOINI	45	1.4	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	26	0.2	
CHII	Global X China Industrials	CHII	4	0.0	
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	3	0.0	
Materials					
GDX	Market Vectors Gold Miners	GDM	$6,819	$983.3	✓
XLB	Materials Sector SPDR	IXB	4,268	216.8	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	1,282	45.9	✓
VAW	Vanguard Materials	M2USSMTI	983	5.0	✓
IYM	iShares US Basic Mat	DJUSBMT	880	19.7	✓
XME	SPDR S&P Metals & Mining	SPSIMM	691	105.2	✓
FXZ	First Trust Materials	STRQMT	544	4.7	✓
MXI	iShares Glb Materials	SGMNW	405	2.7	
WOOD	iShares Glb Timb&For	SPGTTFT	340	1.4	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
CUT	Guggenheim Timber	CGTBR	$287	$1.1	
SIL	Global X Silver Miners	SOLGLOSI	203	2.7	✓
URA	Global X Uranium	SOLURA	140	1.3	✓
SLX	Market Vectors Steel	STEEL	136	3.0	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	134	1.7	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	97	0.7	✓
PYZ	PwrShrs Dyn Basic Material	EZBTR	84	0.4	
RTM	Guggenheim S&P 500 EW Mats	S15	60	0.5	
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	46	0.9	✓
FMAT	Fidelity MSCI Materials	M2USOMTI	33	0.7	
COPX	Global X Copper Miners	SOLGLOCO	31	0.3	
GLDX	Global X Gold Explorers	SOLGLDX	31	0.7	✓
CU	First Trust ISE Glb Copper	ISC	31	0.2	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	24	0.6	
SOIL	Global X Fertilizer/Potash	SOLFERT	22	0.2	
PSCM	PwrShr S&P SC Mater	SPSU6MT	21	0.2	
CCXE	WisdomTree Comm Country	WTIDCCET	21	0.1	
PLTM	First Trust ISE Glb Platin	ORE	10	0.1	✓
IRV	SPDR S&P Intl Materials	SPBMU6UP	9	0.1	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	8	0.2	
EMMT	iShares MSCI EM Materials	MXEF0MT	7	0.1	
JUNR	Global X Junior Miners	VXTUAR	6	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	3	0.1	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	2	0.0	
CHIM	Global X China Materials	CHIMAT	2	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZJR	2	0.0	
GEMS	PureFunds ISE Diamond/Gem	ZJG	1	0.0	
MSXX	PureFunds ISE Mining Serv	ZJM	1	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$45,511	$2,329.1	✓
MOO	Mkt Vectors Agribusiness	MVMOOTR	4,461	16.3	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	2,689	8.7	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	2,167	11.4	✓
ECON	EGShares EM Consumer Titan	DJECONT	1,276	7.6	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	673	3.7	✓
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	491	4.6	✓
CHIQ	Global X China Consumer	CHIQ	201	1.6	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	131	0.6	
SEA	Guggenheim Shipping	DJGSHT	120	1.3	✓
HAP	Market Vectors Hard Assets	RVEIT	98	0.5	✓
QQXT	First Trust NDX Ex-Tech	NDXXM	90	0.5	
PAGG	PwrShrs Global Agriculture	QAGX	87	0.3	
ROBO	Robo-Stox Glb Robot&Automn	ROBOTR	75	1.7	
PXR	PwrShrs EM Infrastruct	EIBIT	58	0.5	
BRXX	EGShares Brazil Infr	IBRXXT	51	0.4	
LIT	Global X Lithium	SOLLIT	50	0.3	✓
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	45	0.3	
PSCU	PwrShr S&P SC Util	SPSU6UT	35	0.1	
NFRA	FlxShr STOXX Glb Brd Infra	STXGBIV	27	0.3	
CROP	IQ Global Agribusiness SC	IQSMCROT	27	0.2	✓
FLM	First Trust ISE Glb Eng&Cons	CVL	26	0.1	
QQQE	Direxion NASDAQ-100 EW	NDXE	24	0.2	
PXN	PowerShares Lux Nanotech	LUXNI	24	0.1	
HECO	Huntington EcoLogical Strat	n/a	16	1.0	
INXX	EGShares India Infr	IINXXT	16	0.3	
BRAQ	Global X Brazil Consumer	SOLBZLC	14	0.2	
GRID	First Trust NQ Smart Grid	QGRD	13	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	10	0.0	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Multi-Sector (continued)					
CHXX	EGShares China Infr	ICHXXT	$10	$0.0	
INCO	EGShares India Consumer	IINCOT	4	0.1	
EMDD	EGShares EM Dom Demand	IEMDOT	4	0.2	
Real Estate					
VNQ	Vanguard REIT	RMZ	$18,041	$204.7	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	4,166	17.0	✓
IYR	iShares US Real Estate	DJUSRET	3,600	664.3	✓
ICF	iShares Cohen&Steers REIT	RMP	2,431	23.1	✓
RWR	SPDR DJ REIT	DWRTF	2,206	17.9	✓
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	1,296	8.7	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	1,003	7.9	✓
REM	iShares Mortgage RE Cap	TFNMRC	966	16.0	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	753	4.3	✓
SCHH	Schwab US REIT	DWRTFT	611	4.0	✓
REZ	iShares Residential RE Cap	TFN17C	237	3.0	✓
WPS	iShares Intl Property	SPBMWUUT	181	0.7	
FRI	First Trust S&P REIT	SPREIT	139	2.1	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	129	0.6	
GRI	C&S Global Realty Majors	GRM	107	0.5	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	99	0.4	
MORT	Market Vectors Mortg REIT	MVMORTTR	93	1.9	
FTY	iShares Real Estate 50	FNRSTR	73	0.4	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	62	0.6	
ROOF	IQ US Real Estate SC	IQSMREST	43	0.4	
TAO	Guggenheim China RE	ACNRET	31	0.5	✓
IFAS	iShares Asia Dev Real Est	TRGASU	28	0.1	
IFEU	iShares Eur Dev Real Est	NUPRA	28	0.2	
IFNA	iShares NA Dev Real Estate	TRGNAU	26	0.2	
FNIO	iShares Indu/Office RE Cap	TFN13C	15	0.1	
WREI	Wilshire US REIT	WILREIT	15	0.1	
RTL	iShares Retail RE Cap	TFN20C	11	0.1	
Technology					
XLK	Technology Sector SPDR	IXT	$13,347	$215.1	✓
VGT	Vanguard Technoloy	M2USSITI	4,647	23.0	✓
IYW	iShares US Technology	DJUSTCT	3,194	23.7	✓
FDN	First Trust DJ Internet	DJINET	2,009	16.3	✓
IGV	iShares NA Tech-Software	SPGSTISO	1,069	5.7	✓
IXN	iShares Global Tech	SGINW	736	3.4	
IGM	iShares NA Technology	SPGSTI	684	2.5	
FXL	First Trust Technology	STRQTC	539	4.7	
RYT	Guggenheim S&P 500 EW Tech	S45	380	3.5	
SMH	Market Vectors Semicons	MVSMHTR	325	47.3	✓
PNQI	PwrShrs NASDAQ Internet	NETX	303	3.8	✓
QQEW	First Trust NDX Equal Wgt	NDXE	300	6.0	✓
SOXX	iShares PHLX Semicond	SOX	277	7.9	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	240	1.4	
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	236	1.5	✓
MTK	SPDR MS Technology	MSH	215	0.4	
SKYY	First Trust ISE Cloud Comp	CPQ	182	1.2	✓
QTEC	First Trust NDX Technology	NDXT	181	0.7	✓
SOCL	Global X Social Media	SOCL	139	3.4	✓
XSD	SPDR S&P Semiconductor	SPSISCTR	96	4.5	✓
CQQQ	Guggenheim China Tech	ACNITTR	82	1.0	✓
PSJ	PowerShares Dyn Software	DZCTR	59	0.2	
FTEC	Fidelity MSCI Info Tech	M2US0ITI	52	1.5	
PTF	PowerShares Dyn Technology	EZVTR	39	0.1	
KWEB	KraneShrs CSI CH Internet	H11137	33	0.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
PXQ	PowerShares Dyn Networking	DZNTR	$33	$0.2	
XSW	SPDR S&P Software & Srvs	SPSISS	32	0.4	
PSI	PwrShrs Dyn Semiconductors	DZETR	16	0.1	
QQQC	Global X NASDAQ China Tech	NCL9000X	15	0.3	
IPK	SPDR S&P Intl Technogy	SPBMUTUP	14	0.1	
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	6	0.1	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	3	0.0	
Telecommunications					
IXP	iShares Glb Telecomm	SGTNW	$610	$4.5	✓
VOX	Vanguard Telecomm	M2USSTCI	574	4.0	✓
IYZ	iShares US Telecomm	DJSTELT	495	10.3	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	42	0.3	
FCOM	Fidelity MSCI Telecom Svcs	M2US2TCI	26	0.3	
XTL	SPDR S&P Telecom	SPSITE	14	0.2	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.1	
Utilities					
XLU	Utilities Sector SPDR	IXU	$4,750	$413.0	✓
VPU	Vanguard Utilities	M2USSUTI	1,317	7.3	✓
IDU	iShares US Utilities	DJUSUTT	600	30.6	✓
JXI	iShares Glb Utilities	SGYNW	212	1.9	✓
FXU	First Trust Utilities	STRQUT	107	6.6	✓
GII	SPDR S&P Glb Infrastruct	SPGTINNT	80	0.6	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	52	0.3	
RYU	Guggenheim S&P 500 EW Util	SPXEWCTR	50	0.2	
PUI	PowerShares Dyn Utilities	DWUTR	38	0.1	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	29	0.2	
FUTY	Fidelity MSCI Utilities	M2US0UTI	25	0.5	
UTLT	db X-Trckrs Regulated Util	DBIQUTLT	9	0.4	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	6	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSL	$995	$2.4	✓
TAN	Guggenheim Solar	SUNIDX	376	16.4	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	314	1.2	
PIO	PowerShares Global Water	GWATERL	255	0.9	
PBW	PwrShrs WH Clean Energy	ECO	218	2.5	✓
FIW	First Trust ISE Water	HHO	199	1.1	✓
QCLN	First Trust NQ Green Energy	CELS	120	1.0	
GEX	Mkt Vec Glb Alt Energy	AGIXLT	96	0.7	✓
PBD	PwrShrs Glb Clean Energy	NEXUST	93	0.3	
FAN	First Trust Glb Wind Ener	GWE	92	1.0	
PZD	PowerShares Cleantech	CTIUS	85	0.2	
ICLN	iShares Glb Clean En	SPGTCLNT	49	0.3	
PUW	PwrShrs WH Progr Energy	WHPRO	42	0.1	
KWT	Market Vectors Solar Ener	MVKWTTR	25	0.5	✓
EVX	Mkt Vec Environment Svcs	AXENV	19	0.0	
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$53,055	$987.2	✓
VEA	Vanguard FTSE Dev Mkt	TGPVAN33	19,438	130.2	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	11,690	51.2	✓
ACWI	iShares MSCI ACWI	NDUEACWF	5,348	67.0	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	3,315	23.6	✓
VT	Vanguard Total World	TGPVA16U	3,138	15.9	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	2,498	8.5	✓
VXUS	Vanguard Total Intl Stock	TGPVAN17	2,458	11.6	✓

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Global (continued)					
SCHF	Schwab International Equity	FTAD02	$1,971	$9.4	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,793	5.0	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,744	18.1	✓
VSS	Vanguard FTSE AWxUS SC	TGPVA09U	1,734	6.5	✓
IOO	iShares Global 100	SP100NW	1,565	3.6	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	1,422	9.0	✓
GWL	SPDR S&P World ex-US	SCRTWU	868	3.9	✓
GWX	SPDR S&P Intl SC	STBMWUU2	860	2.3	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	495	2.0	
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	487	4.5	✓
TOK	iShares MSCI Kokusai	NDDUKOK	484	2.1	
SCHC	Schwab Intl Small-Cap	GPSCW002	352	1.5	✓
DBEF	db X-trckrs MSCI EAFE Hdg	M0EFHUSD	311	2.2	✓
URTH	iShares MSCI World	NDDUWI	133	1.5	
DGT	SPDR Global Dow	GDOWD	104	0.3	✓
MDD	SPDR S&P Intl MC	SPBMUMUP	56	0.3	
ADRD	BLDRS DM 100 ADR	BKTDM	55	0.1	
IFSM	iShares Dev SC ex NA	FSZUDXNA	45	0.2	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	12	0.1	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$14,175	$368.5	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,106	38.6	✓
VPL	Vanguard FTSE Pacific	TGPVAN32	2,740	23.2	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,647	37.4	✓
EWH	iShares MSCI Hong Kong	NDDUHK	2,283	53.1	✓
EWA	iShares MSCI Australia	NDDUAS	1,859	40.6	✓
EWS	iShares MSCI Singapore	NDDUSG	1,104	17.7	✓
DBJP	db X-trckrs MSCI Japan Hdg	M0JPHUSD	443	4.6	✓
AIA	iShares Asia 50	SPAS50NT	263	1.4	
ENZL	iShares MSCI NZ Cap	M1NZSIM	150	1.4	✓
JPP	SPDR Russ/Nom Prime JP	RNPRI	139	1.2	
SCJ	iShares MSCI Japan SC	NCUAJN	137	1.0	✓
NKY	MAXIS Nikkei 225 Index	NKY	135	9.8	✓
ITF	iShares Japan LC	SPTOPXNW	94	0.4	
JSC	SPDR Russ/Nom Japan SC	RNIRIS	89	0.6	
ADRA	BLDRS Asia 50 ADR	BKTAS	33	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	18	0.2	
EWHS	iShares MSCI HK SC	NCUAHK	10	0.1	
KROO	IQ Australia SC	IQSMAUST	9	0.0	
DBAP	db X-Trckr MSCI AsiaPacxJP	M0APJHUS	6	0.3	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	6	0.0	
EWAS	iShares MSCI Australia SC	NCUAAS	2	0.0	
Europe					
VGK	Vanguard FTSE Europe	TGPVAN31	$14,492	$209.8	✓
EZU	iShares MSCI EMU	NDDUEMU	8,803	143.9	✓
EWG	iShares MSCI Germany	NDDUGR	6,347	74.3	✓
FEZ	SPDR EURO STOXX 50	SX5U	5,120	58.1	✓
EWU	iShares MSCI UK	NDDUUK	3,759	44.7	✓
IEV	iShares S&P Europe	SP350NW	2,662	30.0	✓
EWP	iShares MSCI Spain Cap	M1ES2550	1,070	20.6	✓
EWL	iShares MSCI Switz Cap	M1CH2550	1,052	11.7	✓
EWI	iShares MSCI Italy Cap	M1IT2550	917	18.0	✓
EWD	iShares MSCI Sweden	NDDUSW	508	4.6	✓
EWQ	iShares MSCI France	NDDUFR	402	13.5	✓
EWN	iShares MSCI Netherlands	MIMUNETN	307	4.9	✓
FEU	SPDR STOXX 50	SX5P	195	2.1	
GREK	Global X FTSE Greece 20	ASECU	158	2.3	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIII$N	$135	$1.1	
EWO	iShares MSCI Austria Cap	M1ATSIM	111	2.2	
EIS	iShares MSCI Israel Capped	MISCNU	110	1.3	
NORW	Global X Norway 30	TNOR30U	89	0.6	
EWK	iShares MSCI Belgium Cap	M1BESIM	76	1.1	✓
GXF	Global X FTSE Nordic Reg	TN30XN	58	0.2	
ISRA	Market Vectors Israel	BLSTR	33	0.2	✓
EWUS	iShares MSCI UK SC	NCUDUK	32	0.3	
EWGS	iShares MSCI Germany SC	NCUDGR	32	0.4	
DBGR	db X-trckr MSCI Germany Hdg	M0DEHUSD	22	0.3	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	19	0.3	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	19	0.3	
ADRU	BLDRS Europe 100 ADR	BKTEUR	17	0.1	
DBEU	db X-Trckr MSCI Eur Hdg Eq	M0EUHUSD	13	0.3	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	12	0.2	
GERJ	Market Vectors Germany SC	MVGERJTR	6	0.1	
DBUK	db X-Trckrs MSCI UK Hdg Eq	M0UKHUSD	5	0.0	
PGAL	Global X FTSE Portugal 20	FPGALN	2	0.1	
North America					
EWC	iShares MSCI Canada	NDDUCA	$3,201	$37.1	✓
CNDA	IQ Canada SC	IQSMCANT	16	0.1	✓
EWCS	iShares MSCI Canada SC	NCUDCA	2	0.0	
Emerging Markets – Regional					
FXI	iShares FTSE China LC	TXINOUU	$5,667	$729.8	✓
EWZ	iShares MSCI Brazil Cap	M1BR2550	4,243	703.3	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	4,230	152.0	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,805	80.9	✓
EWW	iShares MSCI Mex Cap IMI	M1MXSIM	2,608	208.1	✓
RSX	Market Vectors Russia	MVRSXTR	1,134	100.7	✓
MCHI	iShares MSCI China	NDEUCHF	1,050	26.5	✓
ILF	iShares S&P Latin Amer 40	SPLACNW	897	18.0	✓
GXC	SPDR S&P China	SCRTCN	858	13.1	✓
EWM	iShares MSCI Malaysia	NDDUMAF	824	25.1	✓
TUR	iShares MSCI Turkey	MIMUTURN	520	19.6	✓
EZA	iShares MSCI South Africa	NDEUSSA	508	25.9	✓
INDA	iShares MSCI India	NDEUSIA	505	8.0	✓
THD	iShares MSCI Thai Cap IMI	M1THSIM	503	19.1	
FM	iShares MSCI Frontier 100	M1FM100	465	4.5	
BKF	iShares MSCI BRIC	NDUEBRIC	462	3.3	✓
INDY	iShares S&P India 50	BXTRNIFT	452	3.9	
VNM	Market Vectors Vietnam	MVVNMTR	400	3.5	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	388	2.8	
PIN	PowerShares India	III	369	16.1	✓
ERUS	iShares MSCI Russia Capped	MSEURU$N	363	10.6	
EIDO	iShares MSCI Indonesia	MIMUINON	355	14.4	
ECH	iShares MSCI Chile Cap IMI	M1CLSIM	353	12.9	✓
PGJ	PwrShr Golden Dragon China	HXC	333	4.2	✓
EPU	iShares MSCI All Peru Cap	MXPECAPD	311	4.2	✓
EPOL	iShares MSCI Pol Cap	M1PLSIM	306	8.9	
HAO	Guggenheim China SC	ACNSC	266	2.7	✓
EPHE	iShares MSCI Philippines	MIMUPHIN	257	9.4	
BIK	SPDR S&P BRIC 40	SPTRBRIC	223	1.9	
ASHR	db X-trckr Harv CSI 300 CH	CSIN0301	212	7.6	✓
EEB	Guggenheim BRIC	BKBRICT	200	1.9	✓
IDX	Market Vectors Indonesia	MVIDXTR	185	6.5	
BRF	Market Vectors Brazil SC	MVBRFTR	184	3.0	✓
ESR	iShares MSCI EM East Eur	NDUEEMEE	156	0.6	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
SCIF	Market Vectors India SC	MVSCIFTR	$111	$2.3	✓
AFK	Market Vectors-Africa	MVAFKTR	108	0.8	
GXG	Global X FTSE Colombia 20	TCOL020U	106	2.5	✓
GUR	SPDR S&P Emerging Europe	STBMEECQ	82	0.6	✓
FNI	First Trust ISE Chindia	ICX	73	0.4	✓
GAF	SPDR S&P EM Middle East	STBMMEU	65	0.3	
GML	SPDR S&P EM Lat Am	SCRTLA	54	0.4	
YAO	Guggenheim China All-Cap	ACNACTR	52	0.4	✓
EGPT	Market Vectors Egypt Index	MVEGPTTR	51	1.0	
EEMA	iShares MSCI EM Asia	NDUEEGFA	36	1.2	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	34	0.3	
ECNS	iShares MSCI China SC	MSLUCHNN	33	0.4	
RBL	SPDR S&P Russia	SPCQXRUP	32	0.8	
ASEA	Global X Asean 40	TAS40NU	31	0.5	
PLND	Market Vectors Poland	MVPLNDTR	30	0.4	
PEK	Mkt Vectors ChinaAMC A-Sh	CSIR0300	29	0.3	
FCHI	iShares FTSE China	CH80	28	0.2	
BBRC	EGShares Beyond BRICs	IBBRCT	22	0.2	
BICK	First Trust BICK	BIQ	19	0.0	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	19	0.1	
SCIN	EGShares India SC	ISCINT	18	0.2	
MES	Market Vectors Gulf States	MVMESTR	17	0.2	
PMNA	PwrShr MENA Frontier Cntry	QMNX	16	0.1	
RSXJ	Market Vectors Russia SC	MVRSXJTR	16	0.6	
EEML	iShares MSCI EM LatAm	NDUEEGFL	12	0.1	
ASDR	VictyShrs Emerg Asia DR	BKDEATR	11	0.2	
AND	Global X FTSE Andean 40	TANDE40U	11	0.1	
EEME	iShares MSCI EM EMEA	NDDUEMEA	10	0.1	
BRAZ	Global X Brazil MC	SOLBRAZ	9	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	8	0.1	
NGE	Global X Nigeria Index	NGE	7	0.1	
ARGT	Global X FTSE Argentina 20	TARG20U	7	0.1	
EMBB	SPDR MSCI EM Beyond BRIC	MXEMBRIC	6	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	5	0.3	
SMIN	iShares MSCI India SC	MSLUINDN	5	0.0	
DBBR	db X-trckrs MSCI Braz Hdg	M0BRHUSD	4	0.1	
COLX	Market Vectors Colombia	MVCOLXTR	3	0.1	
RUDR	VictyShrs Russia Sel DR	BKRUST	2	0.0	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	2	0.0	
AZIA	Glb X Centr Asia & Mongol	AZIA	2	0.0	
Emerging Markets – General					
VWO	Vanguard FTSE EM	TGPVAN30	$43,622	$757.6	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	37,673	2,606.1	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	3,443	42.9	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	880	7.6	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	690	3.6	✓
GMM	SPDR S&P Emg Mkts	STBMEMU	231	2.6	
ADRE	BLDRS EM 50 ADR	BKTEM	218	1.1	
FRN	Guggenheim Frontier Mkts	BKNFRR	84	0.6	
EEMS	iShares MSCI EM SC	MSLUEMRN	33	0.4	
DBEM	db X-trackers MSCI EM Hdg	M0EMHUSD	22	0.2	
EVAL	iShares MSCI EM Value	NUVEEMVN	18	0.1	
EMFM	Global X Next EM & FM	EMFM	15	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	10	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	5	0.1	
EMFT	SPDR MSCI EM 50	MXEF50	5	0.1	
EMCR	EGShares EM Core	SPEMCRT	4	0.1	
EMDR	VelocityShares EM DR	BKDEMT	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$3,427	$520.4	✓
MVV	ProShares Ultra SP 400	MID	1,878	47.2	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,260	366.7	✓
UYG	ProShares Ultra Financials	DJUSFN	862	14.4	✓
TNA	Direxion Daily SC Bull 3x	RTY	804	566.8	✓
QLD	ProShares Ultra QQQ	NDX	738	198.3	✓
NUGT	Direxion Gld Mnrs Bull 2x	GDM	674	231.1	✓
UPRO	ProShares UltraPro SP500	SPX	663	182.3	✓
TQQQ	ProShares UltraPro QQQ	NDX	583	112.7	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	388	89.0	✓
URE	ProShares Ultra RealEstate	DJUSRE	329	9.0	✓
EDC	Direxion Daily EM Bull 3x	MXEF	319	50.9	✓
DDM	ProShares Ultra Dow30	INDU	290	26.2	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	276	6.7	✓
UWM	ProShares Ultra R2000	RTY	239	46.8	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	224	212.5	✓
URTY	ProShares UltraPro R2000	RTY	221	13.6	✓
ERX	Direxion Daily Ener Bull 3x	IXE	153	25.5	✓
ROM	ProShares Ultra Technology	DJUSTC	152	1.3	✓
TECL	Direxion Daily Tech Bull 3x	IXT	139	5.6	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	138	4.3	✓
DRN	Direxion Daily RE Bull 3x	RMZ	130	9.5	✓
UDOW	ProShares UltraPro Dow30	INDU	122	17.4	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	119	2.7	✓
RXL	ProShares Ultra HealthCare	DJUSHC	104	1.0	
YINN	Direxion FTSE CH Bull 3X	BKTCN	94	3.9	✓
CURE	Direxion HlthCr Bull 3x	IXV	86	2.4	✓
MIDU	Direxion Daily MC Bull 3x	MID	65	4.4	✓
SOXL	Direxion Semicond Bull 3x	SOX	65	5.5	✓
DZK	Direxion Daily DM Bull 3x	MXEA	48	1.1	✓
EET	ProShares Ultra MSCI EM	MXEF	42	1.1	✓
INDL	Direxion India Bull 3x	III	42	1.9	✓
UXI	ProShares Ultra Industrial	DJUSIN	39	0.3	✓
UMDD	ProShares UltraPro Mid400	MID	38	1.5	✓
XPP	ProShares Ultra FTSE China	XINOU	36	2.1	✓
USD	ProShares Ultra Semicond	DJUSSC	33	0.2	✓
SAA	ProShares Ultra S&P600	SML	31	0.2	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	31	1.1	✓
UCC	ProShares Ultra Cons Svcs	DJUSCY	28	0.3	
KRU	ProShares Ult KBW Reg Bank	KRX	27	0.6	
UPV	ProShr Ultra FTSE Europe	FTAD06	26	0.5	
RETL	Direxion Retail Bull 3x	RU1SSRTL	26	0.6	
FINU	ProShares UltraPro 3xFins	DJUSFN	26	0.4	
RUSL	Direxion Russia Bull 3x	MVRSX	20	0.7	✓
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	18	0.5	✓
UGE	ProShares Ultra Cons Goods	DJUSNC	18	0.2	
EFO	ProShares Ultra MSCI EAFE	MXEA	17	0.2	
UKF	ProShares Ultra R1000 Gro	RLG	16	0.0	
GASL	Direxion Nat Gas Bull 2x	FUM	16	2.0	✓
UKK	ProShares Ultra R2000 Gro	RUO	15	0.2	
JNUG	Direxion Jr Gold Bull 3X	MVGDXJTR	15	1.6	✓
UKW	ProShares Ultra RussMCGro	RDG	15	0.0	
UVT	ProShares Ultra R2000 Val	RUJ	13	0.0	
UPW	ProShares Ultra Utilities	DJUSUT	10	0.2	
UVG	ProShares Ultra R1000 Val	RLV	9	0.0	
JPNL	Direxion Japan 3X Bull	NDDUJN	8	0.5	✓
LTL	ProShares Ultra Telecomm	DJSTEL	7	0.0	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	6	0.2	
UVU	ProShares Ultra RussMCVal	RMV	6	0.0	
BRZU	Direxion Brazil Bull 3X	M1BR2550	5	0.4	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
UMX	ProShr Ultra MSCI Mex Cap	MXMXSIM	$4	$0.1	
UWC	ProShares Ultra R3000	RAY	4	0.0	
MATL	Direxion Basic Mat Bull 3x	IXB	3	0.1	
KORU	Direxion SK Bull 3X	M1KR2550	2	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$1,401	$90.3	✓
SDS	ProShares UltraShort SP500	SPX	1,343	320.5	✓
TZA	Direxion Daily SC Bear 3x	RTY	552	247.5	✓
RWM	ProShares Short R2000	RTY	448	23.8	✓
SPXU	ProShares UltPro Shrt SP500	SPX	441	97.5	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	389	148.2	✓
QID	ProShares UltraShort QQQ	NDX	363	55.6	✓
DOG	ProShares Short Dow30	INDU	269	11.0	✓
TWM	ProShares UltSh R2000	RTY	243	29.8	✓
DXD	ProShares UltraShort Dow30	INDU	216	23.7	✓
EUM	ProShares Short MSCI EM	MXEF	201	10.1	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	169	44.4	✓
DUST	Direxion Gld Mnrs Bear 2x	GDM	168	136.6	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	156	56.9	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	148	68.2	✓
PSQ	ProShares Short QQQ	NDX	131	7.3	✓
SDOW	ProShares UltraPro Shrt D30	INDU	101	17.0	✓
FXP	ProShares UltSh FTSE China	XIN0I	98	3.3	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	92	22.1	✓
SKF	ProShares UltSh Financials	DJUSFN	89	8.3	✓
ERY	Direxion Daily Ener Bear 3x	IXE	63	10.3	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	58	6.3	✓
SRTY	ProShares UltraPro Shrt R2	RTY	54	10.4	✓
SRS	ProShares UltSh Real Est	DJUSRE	50	3.6	✓
EEV	ProShares UltSh MSCI EM	MXEF	50	6.4	✓
EFZ	ProShares Short MSCI EAFE	MXEA	40	3.2	✓
REK	ProShares Shrt Real Estate	DJUSRE	34	0.8	
EPV	ProShares FTSE Euro	FTAD06	34	0.7	✓
SEF	ProShares Short Financials	DJUSFN	24	0.6	✓
MYY	ProShares Short SP 400	MID	23	0.7	
SOXS	Direxion Semicond Bear 3x	SOX	21	3.3	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	19	1.4	✓
TECS	Direxion Daily Tech Bear 3x	IXT	17	1.0	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	15	1.0	✓
DRV	Direxion Daily RE Bear 3x	RMZ	12	2.8	✓
MZZ	ProShares UltraSh SP 400	MID	12	0.3	✓
YANG	Direxion FTSE CH Bear 3X	BKTCN	12	0.6	✓
SBB	ProShares Short S&P600	SML	11	0.5	
EWV	ProShares UltSh MSCI Japan	MXJP	10	0.5	✓
JDST	Direxion Jr Gold Bear 3X	MVGDXJTR	9	1.2	✓
MIDZ	Direxion Daily MC Bear 3x	MID	9	0.7	✓
DPK	Direxion Daily DM Bear 3x	MXEA	8	0.3	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	7	0.4	✓
RUSS	Direxion Russia Bear 3x	MVRSX	6	0.5	✓
SMDD	ProShares UltraPro Shrt SP4	MID	6	0.4	✓
REW	ProShares UltSh Technology	DJUSTC	5	0.1	✓
SDP	ProShares UltSh Utilities	DJUSUT	5	0.2	
SDD	ProShares UltraShort SP600	SML	5	0.2	
EFU	ProShares UltSh MSCI EAFE	MXEA	5	0.2	✓
GASX	Direxion Nat Gas Bear 2x	FUM	4	1.0	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	4	0.0	
SZK	ProShares UltSh Cons Good	DJUSNC	4	0.1	
YXI	ProShares Shrt FTSE China	XINOU	4	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
SSG	ProShares UltSh Semicond	DJUSSC	$3	$0.8	✓
FINZ	ProShares UltraPro Sh Fins	DJUSFN	3	0.0	
SFK	ProShares UltSh R1000 Gro	RLG	3	0.0	
SIJ	ProShares UltSh Industrial	DJUSIN	3	0.2	✓
BRZS	Direxion Brazil Bear 3X	MXBR2550	3	0.1	
SKK	ProShares UltSh R2000 Gro	RUO	3	0.1	
RXD	ProShares UltSh HealthCare	DJUSHC	2	0.1	
SJH	ProShares UltSh R2000 Val	RUJ	2	0.0	
DDG	ProShares Short Oil & Gas	DJUSEN	2	0.0	
KRS	ProShares Short KBW Reg Bk	KRX	1	0.1	
KORZ	Direxion SK Bear 3X	MXKR2550	1	0.0	
SBM	ProShares Shrt Basic Mat	DJUSBM	1	0.0	
JPNS	Direxion Japan 3X Bear	NDDUJN	1	0.1	✓
JPX	ProShares UltSh MSCI PxJP	MXPCJ	1	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	1	0.0	
SMK	ProShares UltSh MSCI Mex	MXMXSIM	1	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	1	0.1	
SDK	ProShares UltSh RussMCGr	RDG	1	0.0	
SJF	ProShares UltSh R1000 Val	RLV	1	0.0	
TWQ	ProShares UltraShort R3000	RAY	1	0.1	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$19,452	$58.8	✓
DVY	iShares Select Dividend	DJDVY	12,721	53.0	✓
SDY	SPDR S&P Dividend	SPHYDATR	12,485	48.3	✓
VYM	Vanguard High Div Yield	TGPVAN	7,269	31.1	✓
HDV	iShares High Dividend	MDYFT	3,116	21.6	✓
RDVY	FT NASDAQ Rising Div Achvr	NQDVRIS	2,020	0.0	
DLN	WisdomTree LC Div	WTLDITR	1,770	6.5	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	1,533	10.8	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,135	4.5	✓
DES	WisdomTree SC Div	WTSDITR	1,047	4.9	✓
DON	WisdomTree MC Div	WTMDITR	914	4.2	
FVD	First Trust Value Line Div	VLFVD	791	2.3	
DHS	WisdomTree Equity Income	WTHYE	758	2.4	
FDL	First Trust Mrngstr Div	MDL	678	3.7	
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	507	3.5	
DTD	WisdomTree Total Dividend	WTDITR	398	1.6	
PEY	PowerShares HY Equity Div	DAYTR	360	1.2	
PFM	PowerShares Div Achievers	DAATR	343	0.9	
QDF	FlexShares Quality Div	NTUQD	335	1.8	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	293	1.9	✓
KBWD	PwrShrs KBW High Div Fin	KDXTR	227	1.2	
SPHD	PowerShares SPS High Div	SPSLVHDT	134	1.0	
DGRW	WisdomTree US Div Growth	WTDGITR	93	1.1	✓
NOBL	ProShrs SP500 Aristocrats	SPDAUDT	79	3.0	✓
QDEF	FlxShrs Quality Div Defens	NTUQDDF	51	0.5	
QDYN	FlxShrs Quality Div Dynam	NTUQDDY	23	0.2	
DGRS	WisdomTree US SC Div Gro	WTSDG	23	0.3	
RDIV	RevenueShares Ultra Div	REVWDIVT	9	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	$12,854	$256.1	✓
DEM	WisdomTree EM Equity	WTEMHYTR	4,383	37.1	✓
IDV	iShares Intl Select Div	DJEPCSDT	3,248	19.5	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,734	9.4	✓
DWX	SPDR S&P Intl Dividend	SPGTDDOU	1,319	8.6	✓
PID	PowerShares Internat Div	DATTR	1,081	3.2	✓

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.
* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
International (continued)					
DFE	WisdomTree Europe SC Div	WTIDESTR	$850	$9.8	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	841	3.2	
SDIV	Global X SuperDividend	SOLSDIV	822	5.4	✓
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	717	9.1	✓
DWM	WisdomTree DEFA	WTIDFATR	560	1.3	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	493	4.6	✓
FGD	First Trust DJ Glb Sel Div	DJGSD	441	2.1	
DOO	WisdomTree Intl Div	WTIDXFTR	348	1.4	
DOL	WisdomTree Intl LC Div	WTIDLCTR	294	1.2	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	289	1.6	✓
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	286	0.8	
DVYE	iShares EM Dividend	DJEMDIVR	187	2.1	
DIM	WisdomTree Intl MC Div	WTIDMCTR	140	0.4	
DEW	WisdomTree Global Equity	WTGDHYTR	120	0.3	
IQDF	FlxShrs Intl Qual Div	NTIQD	97	0.7	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	88	0.5	
FDD	First Trust STOXX EUSelDiv	SD3L	86	0.8	
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	85	1.0	
DXJS	WisdomTree Japan Hedged SC	WTJSEH	67	0.8	✓
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	65	0.3	
DIV	Global SuperDividend US	IDIVT	61	0.5	
DNL	WisdomTree GlobalxUS Divi	WTGDXGTR	60	0.5	
AUSE	WisdomTree Australia Div	WTIDAUST	55	0.4	
DVYA	iShares Asia/Pac Div	DJAPSDT	45	0.4	
GULF	WisdomTree Middle East Div	WTEMMETR	27	0.2	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDF	26	0.2	
DXPS	WisdomTree UK Hedged Equit	n/a	22	0.7	
CHXF	WisdomTree CH Div Ex-Fins	WTCXFTR	20	0.4	
DGRE	WisdomTree EM Div Gro	WTEMDGTR	19	0.3	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDY	11	0.2	
WDIV	SPDR S&P Global Dividend	SPGDAUP	10	0.2	
DXGE	WisdomTree Germany Hdgd Eq	WTIDGEHT	7	0.3	
EMHD	EGShrs EM Div High Income	TFTHDENU	3	0.1	
DXKW	WisdomTree Korea Hdgd Eqy	WTKRHT	2	0.1	
EMDG	EGShares EM Div Growth	TFTEMDNU	2	0.1	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$15,887	$207.6	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	14,905	359.3	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	11,903	65.2	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	10,009	186.5	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	7,522	47.1	
CIU	iShares Interm Credit	LUICTRUU	5,504	42.0	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	3,802	29.8	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	3,169	25.5	✓
SJNK	SPDR Barc ShTrm High Yld	BHYSTRUU	3,154	31.4	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	2,967	19.7	
CFT	iShares Credit Bond	LUCRTRUU	798	7.4	✓
BSJF	Guggenheim BultShr '15 HY	BSJKF	773	5.3	
PHB	PowerShares Fund HY Corp	RAFIHY	642	6.9	✓
VCLT	Vanguard LT Corporate	LD07TRUU	597	8.6	✓
BSJE	Guggenheim BultShr '14 HY	BSJKE	523	3.4	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	509	3.8	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	496	3.5	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	450	2.7	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	449	2.8	
ITR	SPDR Barc Interm Credit	LD06TRUU	446	4.2	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	401	1.0	
BSJG	Guggenheim BultShr '16 HY	BSJKG	391	3.3	
CLY	iShares 10+Yr Credit	CY09	270	2.7	✓
BSCI	Guggenheim BltShrs '18 CB	BSCBI	202	1.4	
BSJH	Guggenheim BultShr '17 HY	BSJKH	183	1.7	
CORP	PIMCO Invest Grade Corp Bd	COA0	178	1.7	
IBCC	iShrsBnd '18 Corp ex-Fin	BM18TRUU	173	0.9	
BSJI	Guggenheim BultShr '18 HY	BSJKI	163	1.2	
IHY	Market Vectors Intl HY Bd	HXUS	141	3.2	✓
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	94	0.7	
HYHG	ProShares HY-Int Rate Hdgd	CFIIHYHG	84	0.9	
LWC	SPDR Barc LT Credit	LD07TRUU	83	0.9	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	81	0.6	
IBCD	iShrsBnd '20 Corp ex-Fin	BM20TRUU	63	0.2	
IBCE	iShrsBnd '12 Corp ex-Fin	BM23TRUU	41	0.1	
SHYG	iShares 0-5 Yr HY Corp Bd	IBXXSHY1	36	0.9	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	35	0.5	
IBCB	iShrsBnd '16 Corp ex-Fin	BM16TRUU	35	0.2	
IGHG	ProShrs Inv Grd IntRt Hdgd	CFIIIGHG	29	0.3	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	28	0.2	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	28	0.2	
BSJJ	Ggghm BltShrs '19 HY CB	BSJKJ	23	0.4	
IBDB	iSharesBond 2018 Corp Term	BI18TRUU	20	0.4	
IBDA	iSharesBond 2016 Corp Term	BI16TRUU	20	0.3	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	20	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	HOFA	16	0.1	
BSJK	Ggghm BltShrs '20 HY CB	BSJKK	16	0.3	
BSCL	Guggenheim BltShr 2021 CB	BSCBL	15	0.2	
BSCM	Guggenheim BltShr 2022 CB	BSCBM	15	0.1	
ENGN	iShares Industrials Bnd	LUAITRUU	15	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	11	0.1	
MONY	iShares Financials Bnd	LUFITRUU	10	0.1	
IBDC	iSharesBond 2020 Corp Term	BI20TRUU	10	0.2	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	10	0.1	
IBDD	iSharesBond 2023 Corp Term	BI23TRUU	10	0.1	
SLQD	iShares 0-5 Yr Inv Gr CB	IBXXSIG1	10	0.1	
HYZD	WT BofA ML HY Bd Zero Dura	HZCD	10	0.1	
HYND	WT BofA ML HY Bd Neg Dura	H7CD	10	0.1	
AMPS	iShares Utilities Bnd	LUAUTRUU	10	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$12,733	$76.2	✓
SHY	iShares 1-3 Yr Treas	LTO1TRUU	8,245	89.4	✓
IEF	iShares 7-10 Yr Treas	LT09TRUU	3,837	118.3	✓
SHV	iShares Short Treas	LT12TRUU	2,591	84.4	
IEI	iShares 3-7 Yr Treas	LT13TRUU	2,553	110.1	✓
TLT	iShares 20+ Yr Treas	LT11TRUU	2,254	830.9	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	2,037	5.7	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,309	8.1	
VTIP	Vanguard ST Inflat-Protect	LTPSTRUU	1,090	6.4	
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	1,035	30.7	✓
IPE	SPDR Barclays TIPS	BCIT1T	590	2.8	
STIP	iShares 0-5Yr TIPS Bond	LTPSTRUU	576	4.1	
SCHO	Schwab Short-Term US Treas	LTO1TRUU	447	5.8	
SCHP	Schwab US TIPs	LBUTTRUU	406	2.6	✓
VGSH	Vanguard ST Govt	BFA3TRUU	368	3.4	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	341	2.3	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	241	3.6	
TLH	iShares 10-20Yr Treas	LT10TRUU	221	3.2	✓
ITE	SPDR Barc Interm Treasury	LT08TRUU	160	2.1	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	146	0.4	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	143	2.9	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	132	1.7	
VGIT	Vanguard Interm Govt	BGF3TRUU	120	1.5	
GOVT	iShares US Treas Bond	LUATTRUU	112	1.1	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	75	0.7	✓
VGLT	Vanguard LT Govt	BGFLTRUU	72	1.2	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	53	3.0	✓
TIPZ	PIMCO Broad US TIPS	GOQI	52	0.3	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	37	0.8	
FTSD	Franklin Sh Duration USGov	LD24TRUU	28	0.1	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	21	0.2	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	13	0.1	
TENZ	PIMCO 7-15 Year US Treas	G8OC	11	1.0	
TIPX	SPDR Barclays 1-10 Yr TIPS	n/a	10	0.0	
TRSY	PIMCO Broad US Treasury	GOQL	8	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$17,475	$102.2	✓
AGG	iShares Core Total US Bond	LBUSTRUU	15,657	117.7	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	13,904	82.4	
BKLN	PwrShr Senior Loan Portfol	SPBDLL	6,659	65.8	✓
MBB	iShares MBS	LUMSTRUU	5,146	51.1	✓
BIV	Vanguard Interm Bond	BFA0TRUU	3,732	23.9	✓
FLOT	iShares Floating Rate Bond	BFUSTRUU	3,693	44.9	
CWB	SPDR Barc Convertible Bond	BCSSTRUU	2,064	22.6	✓
GVI	iShares IntermGov/Crd	LF97TRUU	1,240	7.5	✓
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	657	3.8	
BAB	PowerShares Build America	BABS	594	5.3	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	512	3.4	
BLV	Vanguard Long-Term Bond	BFALTRUU	501	7.0	✓
GSY	Guggenheim Enh Sh Duration	LD12TRUU	467	5.0	
AGZ	iShares Agency Bond	LUAASRUU	394	3.3	
VMBS	Vanguard MBS	LMBCTRUU	365	5.6	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	358	3.6	
NEAR	iShrs Short Maturity Bond	n/a	191	3.4	
GBF	iShares Govt/Credit	LUGCTRUU	171	1.9	
FTSL	First Trust Senior Loan	n/a	149	2.0	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	128	0.8	
MBG	SPDR Barc MBS	LUMSTRUU	112	0.9	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

9

FICC

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
Aggregate and Other (continued)					
ISTB	iShares Core ST US Bond	LD04TRUU	$100	$0.9	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	97	1.1	
CMBS	iShares CMBS Bnd	LUCMTRUU	90	0.7	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	44	0.5	
GNMA	iShares GNMA Bond	LGNMTRUU	29	0.3	
ILTB	iShares Core Long-Term Bnd	LGCSTRUU	28	0.3	
ICSH	iShares Liquidity Income	n/a	25	0.0	
AGZD	WT Barc US Agg Bd Zero Dur	BAZDTRUU	10	0.2	
AGND	WT Barc US Agg Bd Neg Dur	BUAFTRUU	10	0.1	
COBO	ProShares USD Covered Bond	BNIXCOVD	7	0.0	
GMTB	Columbia Core Bond	LBUSTRUU	5	0.0	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.1	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$3,608	$71.2	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	2,038	12.9	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	1,877	19.7	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	1,175	14.8	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	942	7.5	
EMLC	Market Vectors EM Local Curr	GBIEMCOR	903	12.3	✓
BNDX	Vanguard Total Intl Bond	BGRCTRUH	859	6.3	✓
IGOV	iShares Intl Treas	SPBDXUTR	650	6.8	✓
LEMB	iShares EM Local Curr Bond	BMBNTRUU	591	3.1	✓
IBND	SPDR Barc Intl Corp Bond	BG18TRUU	240	2.3	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	238	1.2	
HYEM	Market Vectors EM HY	EMHY	222	2.1	
EMHY	iShares EM HY Bd	MSBIEHTR	192	1.3	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	184	2.0	✓
PICB	PwrShr Intl Corp Bond	SPBDICBT	175	1.2	
ISHG	iShares 1-3 Intl Treas Bd	SPBDXU3T	174	1.4	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	159	1.7	
VWOB	Vanguard EM Govt Bond	BUEGTRUU	116	1.3	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	112	1.0	
ITIP	iShares Intl Inflation-Link	WXDI	105	0.6	
GHYG	iShares Glb HY Bd	IBOAMZDB	92	0.8	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	75	0.6	
AUNZ	WisdomTree AU & NZ Debt	n/a	37	0.4	
CEMB	iShares EM Corp Bd	MSBIERTR	30	0.3	
PGHY	PowerShares Glbl ST HY	DBLQSTHY	26	0.5	
AUD	PIMCO Australia Bond	AUDL	25	0.2	
GTIP	iShares Glb Inflation-Link	WODI	25	0.1	
CAD	PIMCO Canada Bond	CADG	21	0.2	
EMAG	Mkt Vect EM Agg Bond	MVEMAG	16	0.2	
EMCD	SPDR BofA ML EM Bnd	EMSD	15	0.2	
EMSH	ProShares ShTrm USD EM Bd	DBEMPRO	12	0.3	
GLCB	WisdomTree Global Corp Bd	n/a	7	0.0	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.2	
JGBB	WT Japan Int Rate Strategy	BXJIRS	5	0.0	
EU	WisdomTree Euro Debt	n/a	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.1	
PFEM	PwrShrs Fundam EM Loc Debt	CCRFEMEU	4	0.1	
BUND	PIMCO Germany Bond	GEDL	3	0.0	
Municipal					
MUB	iShares Natl AMT-Free	SPMUNUST	$3,093	$25.7	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	2,156	13.2	
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	922	7.7	✓
HYD	Market Vectors HY Muni	LMEHTR	818	9.1	✓
SUB	iShares ST Natl AMT-Free	SPMUSYRT	813	5.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
Municipal (continued)					
ITM	Market Vectors Interm Muni	LMT2TR	$568	$5.4	
PZA	PwrShrs Insured Natl Muni	UPCM	535	5.8	✓
CMF	iShares CA AMT-Free	SPMUNCAT	238	1.7	
SMB	Market Vectors Short Muni	LMT1TR	226	1.4	
MUNI	PIMCO Intermediate Muni	LMI7TR	197	1.8	✓
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	179	3.7	✓
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	171	1.9	
NYF	iShares NY AMT-Free	SPMUNNYT	122	0.8	
MUAF	iShares 2017 AMT-Free	SPMUS17T	119	0.7	
MUAE	iShares 2016 AMT-Free	SPMUS16T	107	0.7	
MUAD	iShares 2015 AMT-Free	SPMUS15T	98	0.5	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	75	0.5	
MLN	Market Vectors Long Muni	LMT3TR	70	0.7	
MUAC	iShares 2014 AMT-Free	SPMUS14T	67	0.5	
PWZ	PwrShrs Insured CA Muni	UPCC	48	0.5	
PZT	PwrShrs Insured NY Muni	UPNY	44	0.4	
MUAG	iShr '18 S&P AMT-Free Muni	SPMUS18T	41	0.4	
PRB	Market Vectors Pre-Ref Muni	LMPETR	34	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	24	0.2	
RVNU	db X-Trckrs Muni Infr Rev	DBIQRVNU	15	0.1	
SHYD	Mkt Vectors Short HY Muni	BMHYTR	10	0.3	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	9	0.2	
GMMB	Columbia Interm Muni Bond	n/a	5	0.0	
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$31,495	$1,054.9	✓
IAU	iShares Gold Trust	GOLDLNPM	6,434	56.1	✓
SLV	iShares Silver Trust	SLVRLN	6,412	186.2	✓
DBC	PowerShares DB Commodity	DBLCIX	5,557	55.1	✓
DBA	PowerShares DB Agriculture	DBAGIX	1,202	12.8	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,061	5.9	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,037	10.3	✓
USO	United States Oil	n/a	902	209.7	✓
UNG	United States Natural Gas	n/a	798	97.4	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	746	4.9	
PALL	ETFS Physical Palladium	PLDMLNPM	533	3.9	
USCI	US Commodity Index	SDCITR	520	4.2	
SIVR	ETFS Physical Silver	SLVRLN	358	2.4	✓
GCC	GreenHaven Commodity	CCITR	312	2.2	✓
DBO	PowerShares DB Oil	DBOLIX	297	3.3	✓
GLTR	ETFS Physical Prec Metal	n/a	273	2.3	
DBB	PowerShares DB Base Met	DBBMIX	254	2.3	✓
DBE	PowerShares DB Energy	DBENIX	252	1.9	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	186	2.5	✓
DGL	PowerShares DB Gold	DGLDIX	158	1.6	✓
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	67	0.2	
USL	United States 12 Month Oil	n/a	59	0.8	✓
AGOL	ETFS Asian Gold Trust	GOLDLNPM	55	0.1	
UGA	United States Gasoline	n/a	54	1.3	✓
CORN	Teucrium Corn Fund	TCORN	47	2.2	✓
DBS	PowerShares DB Silver	DBSLIX	34	0.3	✓
WITE	ETFS White Metals Basket	n/a	28	0.1	
BNO	United States Brent Oil Fd	n/a	27	2.2	✓
UNL	US 12 Month Natl Gas	n/a	25	0.3	✓
CMDT	iShrs DJ-UBS Roll Sel Comm	DJUBSRST	13	0.2	
WEAT	Teucrium Wheat	TWEAT	7	0.1	✓
UHN	US Deisel-Heating Oil	n/a	5	0.1	
SOYB	Teucrium Soybean	TSOYB	4	0.1	✓
CANE	Teucrium Sugar	TCANE	2	0.0	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
CPER	United States Copper	SCITR	$2	$0.0	
USAG	United States Agriculture	SDAITR	2	0.0	
USMI	United States Metals	SDMITR	2	0.1	
CRUD	Teucrium Crude Oil Fund	TCRUD	2	0.0	
NAGS	Teucrium Natural Gas Fund	TNAGS	2	0.0	
TAGS	Teucrium Agricultural	TTAGS	2	0.0	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$675	$22.1	✓
BZF	WisdomTree BRL Strategy	n/a	515	4.8	✓
FXA	CurrencyShares AUD	n/a	343	13.5	✓
FXC	CurrencyShares CAD	n/a	291	5.3	✓
FXF	CurrencyShares CHF	n/a	259	2.3	✓
FXE	CurrencyShares Euro	n/a	215	52.5	✓
FXY	CurrencyShares JPY	n/a	215	26.6	✓
CYB	WisdomTree CNY Strategy	n/a	215	1.0	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	195	2.6	✓
CEW	WisdomTree EM Curr Strat	n/a	163	1.1	
UDN	PowerShares DB USD Bear	USDDNX	64	0.6	✓
FXB	CurrencyShares GBP	n/a	56	4.1	✓
FXS	CurrencyShares SEK	n/a	54	0.5	✓
USDU	WisdomTree Bbg USD Bullish	BBDXT	38	1.8	
ICN	WisdomTree INR Strategy	n/a	28	0.3	✓
CCX	WisdTree Commodity Curr	n/a	14	0.1	
FXCH	CurrencyShrs Ch Renminbi	n/a	8	0.0	
FXSG	CurrencyShares SGD	n/a	8	0.1	
Leveraged – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$496	$35.3	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	233	43.7	✓
UGL	ProShares Ultra Gold	GOLDLNPM	133	6.1	✓
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	65	7.6	✓
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	21	5.9	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	16	0.7	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	13	29.3	✓
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	4	0.1	✓
GDAY	ProShares Ultra AUD	n/a	3	0.0	
UCD	ProShares Ult DJ-UBSComm	DJUBS	3	0.1	
YCL	ProShares Ultra Yen	n/a	3	0.1	✓
UJB	ProShares Ult High Yield	IBOXHY	3	0.2	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	3	0.2	
ULE	ProShares Ultra Euro	n/a	3	0.1	✓
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$4,421	$270.7	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	1,683	29.4	✓
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	651	27.9	✓
YCS	ProShares UltraSh Yen	n/a	454	20.2	✓
EUO	ProShares UltraSh Euro	n/a	427	12.4	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	304	3.3	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	179	51.7	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	121	17.8	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	117	3.7	✓
ZSL	ProShares UltSh Silver	SLVRLN	101	23.3	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	81	1.3	
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	61	0.5	✓
SJB	ProShares Short High Yield	IBOXHY	48	1.0	✓
CROC	ProShares UltraShort AUD	n/a	26	0.7	✓
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	21	1.6	✓
TPS	ProShares UltraShort TIPS	LBUTTRUU	13	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – FICC (continued)					
DNO	United States Short Oil	n/a	$11	$1.3	✓
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	9	0.2	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	9	0.5	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	9	0.1	
EUFX	ProShares Short Euro	n/a	7	0.1	✓
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	4	0.1	
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	4	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

11

Exchange Traded Funds (ETFs)
Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$3,920	$41.7	
BOND	Pimco Total Return	LBUSTRUU	3,499	39.0	✓
SRLN	SPDR Blackstone/GSO SrLoan	IBXXLLTR	605	6.4	
HYLD	Peritus High Yield	n/a	530	5.8	✓
ALD	WisdomTree Asia Local Debt	HSUALBI	515	2.2	
SYLD	Cambria Shareholder Yield	n/a	189	1.6	
RIGS	Riverfront Strat Income	n/a	154	2.5	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	148	1.1	
HDGE	Ranger Equity Bear	SPX	132	2.9	✓
RLY	SPDR SSgA Multi-Asset Real	n/a	113	1.3	
INKM	SPDR SSgA Income Allocation	MXWO	100	1.0	
MINC	AdvShr Newfleet Multi-Sect	n/a	99	0.6	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	98	0.4	
SMMU	PIMCO Short Term Muni Bon	n/a	81	0.5	
GAL	SPDR SSgA Glb Allocation	n/a	67	0.7	
RAVI	FlxShr Ready Access VarInc	n/a	53	0.6	
GTAA	Cambria Global Tactical	n/a	44	0.4	
AGLS	Accuvest Global Long Short	MXWO	43	0.2	
IELG	iShares Enhanced US LC	RU10INTR	33	0.3	
PSR	PwrShrs Active US RE	FNER	32	0.1	
FORX	PIMCO Foreign Curr Strat	W1TW	21	0.2	✓
BABZ	PIMCO Build Amer Bond	LBABTRUU	20	0.4	
EPRO	AdvisorShares EquityPro	n/a	16	0.3	
RWG	Columbia Select LC Gro	RLG	15	0.1	
HUSE	Huntington US Eqy Rotation	SPX	14	2.1	
ULST	SPDR SSgA Ultra Short Term	n/a	14	0.4	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	11	0.2	
ONEF	Russell Equity	RUDEVLN	11	0.2	
HOLD	AdvsrShrs Sage Core Reserv	n/a	10	2.1	
QEH	QAM Equity Hedge	n/a	7	0.3	
GIVE	AdvisorShares Global Echo	n/a	6	0.0	
IESM	iShares Enhanced US SC	RU20INTR	6	0.1	
FMF	FT Mrnngstr Mngd Fut Strat	MSDIDFTL	5	0.1	
SYV	SPDR MFS Systematic Value	n/a	5	0.1	
SYG	SPDR MFS Systematic Growth	n/a	5	0.1	
SYE	SPDR MFS Systematic Core	n/a	5	0.0	
RRF	WisdomTree Glb Real Return	WODI	4	0.0	
GVT	Columbia Select LCVal	RIY	4	0.1	
FTGC	FT Glb Tactical Commod Str	n/a	3	0.1	
CHNA	PowerShares China A-Share	n/a	2	0.0	
FTHI	First Trust High Income	n/a	2	0.0	
FTLB	First Trust Low Beta	n/a	2	0.0	
RPX	Columbia LC Growth	RLG	2	0.1	
HDGI	AdvsrShrs Athena Intl Bear	n/a	1	0.3	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$2,905	$12.9	✓
EPI	WisdomTree India Earnings	WTEMINTR	1,009	70.1	✓
PRFZ	PowerShares FR US 1500	FR15US	895	3.9	
PXF	PowerShares FR DM ex US	FRX1XTR	736	2.9	
EZM	WisdomTree MC Earnings	WTMEITR	447	2.6	
EES	WisdomTree SC Earnings	WTSEITR	401	3.0	
PXH	PwrShrs FTSE RAFI EM	TFREMU	354	1.9	
RWJ	RevenueShares SC	REVWST	252	1.4	
RWL	RevenueShares Large Cap	REVWLT	217	1.3	✓
RWK	RevenueShares Mid Cap	REVWMT	173	0.7	
PDN	PwrShr FR DM x US SmMid	TFRDXUSU	112	0.6	
PXLG	PowerShares Fundam Lrg Gro	RAFILGTR	101	0.2	
PXMG	PowerShares Fundam MC Gro	RAFIMGTR	91	0.1	
EPS	WisdomTree Earnings 500	WTEPSTR	90	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fundamental (continued)					
EXT	WisdomTree Total Earnings	WTEI	$64	$0.2	
PXSV	PowerShares Fundam SC Val	RAFISVTR	61	0.2	
FNDX	Schwab Fund US Large Comp	RUFUSLU	56	0.8	
PAF	PwrShrs FR Asia Pac x JP	TRDAPXJU	49	0.4	
FNDB	Schwab Fund US Broad Mkt	RUFUSUSD	46	0.8	
FNDF	Schwab Fund Intl Lrg Comp	RUFDXULU	45	0.8	
FNDA	Schwab Fund US Small Comp	RUFUSSU	42	0.7	
PXMV	PowerShares Fundam MC Val	RAFIMVTR	40	0.1	
PXLC	PowerShares Fundam LC	RAFILCTR	38	0.2	
PXMC	PowerShares Fundam MC	RAFIMCTR	30	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISGTR	30	0.1	
EZY	WisdomTree LC Value	WTEILVTR	26	0.1	
RTR	RevenueShares ADR	REVWADRT	23	0.1	
FNDC	Schwab Fund Intl Sml Comp	RUFDXUSU	19	0.3	
FNDE	Schwab Fund EM Large Comp	RUFGELU	18	0.4	
PXSC	PowerShares Fundam SC	RAFISCTR	16	0.1	
PXLV	PowerShares Fundam Lrg Val	RAFILVTR	14	0.1	
Life Cycle and Allocation					
AOR	iShares Growth Allocation	SPTGGUT	$255	$1.4	
AOA	iShares Aggress Alloc	SPTGAUT	223	1.1	
AOM	iShares Moderate Alloc	SPTGMUT	215	1.3	
AOK	iShares Conserv Alloc	SPTGCUT	141	0.8	
TZG	iShares Target 2020	SPTGT20T	45	0.4	
TZV	iShares Target 2040	SPTGT40T	39	0.4	
TZI	iShares Target 2025	SPTGT25T	37	0.4	
TZE	iShares Target 2015	SPTGT15T	34	0.6	
TDN	db X-trckrs 2030 Targ Date	TDAXTH	34	0.2	
TZL	iShares Target 2030	SPTGT30T	34	0.4	
TDV	db X-trckrs 2040 Targ Date	TDAXFO	33	0.1	
TDH	db X-trckrs 2020 Targ Date	TDAXTW	27	0.0	
TZO	iShares Target 2035	SPTGT35T	26	0.3	
TGR	iShares Target Retir	SPTGRIT	12	0.4	
TDX	db X-trckrs In-Target Date	TDAXIT	11	0.0	
TDD	db X-trckrs 2010 Targ Date	TDAXTN	10	0.0	
TZD	iShares Target 2010	SPTGT10T	9	0.2	
TZY	iShares Targ Date 2050	SPTGT50T	9	0.2	
TZW	iShares Targ Date 2045	SPTGT45T	5	0.2	
Long/Short					
CSM	ProShares LC Core Plus	CS13030	$242	$1.7	
HYLS	First Trust Tactical HY	n/a	102	0.8	
RALS	ProShares RAFI Long/Short	RAFILS	55	1.0	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	3	0.2	
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	2	0.0	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	2	0.0	
CHEP	QuantShr US MktNeu Value	DJTMNSV	1	0.3	
MOM	QuantShr US MktNeu Moment	DJTMNMO	1	0.2	
SIZ	QuantShr US MktNeu Size	DJTMNSS	1	0.0	
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SPSLVIT	$3,713	$36.0	✓
PKW	PowerShares Buyback	DRBTR	2,677	25.6	✓
USMV	iShares MSCI USA Min Vol	M00IMV$T	2,513	25.6	✓
PDP	PwrShrs Momentum Portf	DWTL	1,217	6.5	✓
CVY	Guggenheim Multi-Asset	ZAXYH	1,169	5.1	✓
FEX	First Trust LC AlphaDEX	DEFILCCI	765	4.2	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
PWV	PowerShares Dyn LC Val	ILWTR	$764	$6.0	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	680	3.2	
FNX	First Trust MC AlphaDEX	DEFIMCCI	674	3.4	
DWAS	PwrShrs DWA SC Momen Portf	DWATLSC	663	6.9	✓
QAI	IQ Hedge Multi-Strategy	IQHGMST	659	3.6	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	544	1.6	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	535	3.0	✓
SPHB	PwrShrs S&P 500 High Beta	SPSHBIT	526	3.3	✓
FYX	First Trust SC AlphaDEX	DEFISCCI	508	3.1	
GURU	Global X Guru Index	GURU	475	5.0	✓
SPHQ	PowerShares SP500 High Qual	SPXQRUT	323	1.1	
QUAL	iShares MSCI USA Qlty Fact	M2USQU	285	1.9	
PWB	PowerShares Dyn LC Gro	ILHTR	269	0.6	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	251	1.6	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	242	1.3	✓
BFOR	Barron's 400	B400T	212	2.0	✓
NFO	Guggenheim Insider Sent	SBRINTR	205	1.0	
MTUM	iShares MSCI USA Momentum	M2US000$	202	0.8	
PWC	PowerShares Dyn Market	DYITR	175	0.4	
DEF	Guggenheim Defensive	SBRDETR	130	1.1	
VLUE	iShares MSCI USA Value Wgt	M2USVWGT	128	0.1	
FAB	First Trust MultiCap Value	DEFIMCVI	124	0.7	
PHDG	PS S&P Downside Hdgd	SPVQDTR	122	1.3	
SIZE	iShares MSCI USA Risk Wgt	M2USRWGT	121	0.0	
CZA	Guggenheim MC Core	ZAXMC	114	0.5	
IYLD	iShes Mstar MultiAsset Inc	MAHIT	99	0.7	
FYT	First Trst SC Val AlphaDEX	DEFISCVI	84	0.6	
FTCS	First Trust Capital Strng	NQCAPSTT	72	0.4	
FVL	First Trust Value Line 100	VLFVL	57	0.1	
FAD	First Trust MultiCap Gro	DEFIMCGI	52	0.3	
XSLV	PowerShares S&P SC Low Vol	SP6LVI	40	0.4	
FNY	First Trst MC Gro AlphaDEX	DEFIMDGI	40	0.3	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	34	0.2	
FYC	First Trst SC Gro AlphaDEX	DEFISCGI	32	0.3	
ERW	VictyShrs Eql Risk Wgt LC	ERWSPX	29	0.1	
FNK	First Trst MC Val AlphaDEX	DEFIMDVI	28	0.2	
PWO	PowerShares Dyn OTC	DYOTR	25	0.0	
KNOW	Direxion AC Insider Senti	SBRQAM	24	0.0	
PIQ	PwrShrs Dyn MagniQuant	DYHTR	23	0.2	
VSPY	Direxion S&P 500 RC Vol	SPSM15T	22	0.1	
FWDB	Madrona Global Bond	n/a	22	0.2	
FWDD	Madrona Domestic	n/a	22	0.2	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	22	0.2	
XMLV	PowerShares S&P MC Low Vol	SP4LVI	21	0.2	
SPXH	VictyShrs Volatil Hdg LC	SPXHID	20	0.2	
MATH	Meidell Tactical Advantage	n/a	16	0.3	
FMK	First Trst Mega Cap AlphaDEX	DEFIMGCI	13	0.1	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUP	12	0.1	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOL	10	0.2	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUP	8	0.0	
RWV	RevShrs Navellier A-100	REVWLOUT	8	0.0	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOL	7	0.3	
DBIZ	AdvsrShrs PringTrnr BusCyc	n/a	5	0.3	
FVI	First Trust VL Eqty Alloc	VLFVI	5	0.1	
MRGR	ProShares Merger	SPLSALP	4	0.0	
GSRA	ALPS/GS Risk-Adj Ret US LC	GSRARUS	3	0.0	
TRSK	VictyShrs Tail Risk Hdg LC	TRSKID	1	0.1	
International					
EEMV	iShares MSCI EM Min Vol	M00IEF$O	$2,274	$30.0	✓
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	1,112	3.3	✓
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	935	5.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
PIZ	PwrShrs DM Tech Lead	DWATRDM	$651	$4.9	✓
VIDI	Vident International Eqty	VIDIX	551	8.9	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	489	4.7	✓
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	417	2.4	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	332	5.0	
PIE	PwrShrs EM Technical Lead	DWATREM	329	3.8	✓
EELV	PowerShares S&P EM Low Vol	SPEMLVUT	219	1.7	✓
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	217	1.6	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	155	1.7	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	146	1.2	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	110	0.9	
GYLD	Arrow DJ Global Yield	DJGYLDT	93	1.4	
FCAN	First Trust CA AlphaDEX	DEFICACT	85	0.9	
HILO	EGShares Low Vol EM Div	IHILOT	84	0.7	
GRES	IQ Global Resources	IQGREST	81	0.4	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	62	1.1	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	52	0.6	
FGM	First Trust DE AlphaDEX	DEFIGMCT	51	0.5	
FYLD	Cambria Frgn Sharehld Yld	FYLD	42	1.8	
FSZ	First Trust CH AlphaDEX	DEFISWCT	31	0.2	
FKU	First Trust UK AlphaDEX	DEFIUKCT	30	0.2	
HGI	Guggenheim Internat Multi	ZAXIH	30	0.2	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRT	22	0.1	
ACCU	Accuvest Global Opportuns	n/a	21	0.4	
FWDI	Madrona International	n/a	19	0.2	
PERM	Global X Permanent	PERM	15	0.1	
EMCG	WisdomTree EM Consumer Gro	WTEMCG	12	0.4	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	8	0.2	
GQRE	FlxShrs Glb Qlty Real Est	n/a	7	0.2	
IDHB	PwrShrs SP Intl Dev HighBta	SPIDHBIN	6	0.2	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	6	0.1	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	5	0.1	
YDIV	FT NASDAQ Intl Multi-Asset	NQMAXUS	5	0.1	
FCA	Frst Trst China AlphaDEX	DEFICHCI	4	0.1	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	4	0.4	
FHK	First Trust HK AlphaDEX	DEFIHKCT	4	0.1	
FDTS	Frst Trst DM x US SC AlphaD	DEFIDSCT	4	0.1	
GSMA	ALPS/GS MomemBuild MultAst	GSMOBUMA	3	0.1	
GSAX	ALPS/GS MomemBuild AsiaXJ	GSMOBUAX	2	0.0	
GSGO	ALPS/GS Momem Build Gro	GSMOBUGM	2	0.1	
FTW	First Trust TW AlphaDEX	DEFITWCT	2	0.1	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	2	0.1	
Other					
PFF	iShares US Preferred	SPTREFTR	$8,437	$70.4	✓
AMLP	Alerian MLP	AMZI	7,455	50.2	✓
PGX	PowerShares Preferred	P0P4	1,992	13.9	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,408	8.5	✓
CSD	Guggenheim Spin-Off	CLRSOTR	759	8.5	✓
MOAT	Market Vectors Wide Moat	MWMFTR	556	3.7	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	517	3.6	✓
PCEF	PowerShares CEF Income	CEFXTR	493	3.1	✓
EMLP	Frst Trst NA Energy Infra	n/a	438	2.3	
FPX	First Trust US IPO	IPXO	374	4.3	
DSI	iShares MSCI KLD 400 Social	TKLD400U	311	1.1	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	259	26.5	✓
YMLP	Yorkville High Income MLP	YMLP	255	1.5	
KLD	iShares MSCI USA ESG Sel	TFSSIU	245	0.6	
PSK	SPDR Wells Fargo Preferred	WAGG	222	2.7	
PBP	PwrShrs S&P 500 BuyWrite	BXM	211	1.3	
EQL	ALPS Equal Sector Weight	BASMLESW	130	0.8	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	125	0.7	
TTFS	TrimTabs Float Shrink	n/a	108	1.2	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.
* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide January 2014

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
SPFF	Global X SuperIncome Pref	SPPEYN	$72	$0.6	
MLPA	Global X MLP	SOLMLPA	68	0.5	
EAPS	Pax MSCI EAFE ESG	TFAPESU	59	0.3	
FPE	First Trust Pref Sec & Inc	n/a	55	0.8	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	50	2.8	✓
HVPW	US Eqy High Vol Put Write	PUTWRT	38	0.5	
YMLI	Yorkville High Inc Infr MLP	YMLI	36	0.3	
HDG	ProShares Hedge Replicate	MLEIFCTX	35	0.2	
IPFF	iShares Intl Pref Stck	SPPRIUN	31	1.0	✓
BIZD	Market Vectors BDC Income	MVBIZDTG	28	0.2	
HSPX	Horizons SP500 CoveredCall	SPXCC	27	0.4	
IPO	Renaissance IPO	IPOUSA	25	1.2	
MNA	IQ Merger Arbitrage	IQMNAT	25	0.2	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	25	0.1	
MLPX	Global X MLP&Energy Infra	SOLMLPX	24	0.3	✓
XMPT	Market Vectors CEF Muni	CEFMX	23	0.4	
YYY	Yield Shares High Income	YLDA	22	0.3	
CPI	IQ Real Return	IQHGCPIT	22	0.5	
MLPJ	Global X Junior MLP	SOLMLPJ	15	0.1	
FLAG	Forensic Accounting	FLAG	9	0.1	
CNPF	Global X Canada Pref	SOLPRECA	7	0.1	
NASH	Nashville Area	NASHVILL	7	0.2	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	6	0.0	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	4	0.0	
HFIN	Hrzns S&P FinlSelSect Cov	IXMCC	4	0.4	
ENFR	Alerian Energy Infrastruct	AMEI	4	0.1	
KFYP	KmShrs CSI CH 5-Yr Plan	H11161	3	0.0	
QYLD	Recon Cap NASDAQ-100 CC	BXN	3	0.1	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.
* Opt. denotes US listed options trading available on the underlying security.

15

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$1,729	$17.4	✓
RJI	Elements Rogers Commod	ROGRTR	817	6.3	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	236	0.8	
UCI	ETRACS CMCI Total Return	CMCITR	160	0.9	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	127	1.3	
GSP	iPath GSCI Total Return	SPGSCITR	110	1.5	
DJCI	ETRACS DJ-UBS Commodity	DJUBSTR	62	0.2	
LSC	Elements S&PComdtyTrends	SPTICTR	28	0.0	
CSCB	CS Commodity Benchmark	CSIXTR	25	0.0	
CSCR	CS Commodity Rotation	CSCUBKTR	23	0.1	
RGRC	RBS Rogers Enhanced Comm	RGRCID	18	0.1	
DPU	PwrShrs DB Commod Lg	DBCDIX	2	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$259	$11.5	✓
RJA	Elements Rogers Agricult	ROGRAGTR	225	1.7	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	131	2.9	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	92	1.5	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	78	1.2	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	71	0.4	
RJN	Elements Rogers Energy	ROGRENTR	46	0.3	✓
COW	iPath DJ UBS Livestock	DJUBLITR	43	0.5	✓
NIB	iPath DJ UBS Cocoa	DJUBCCTR	42	0.9	✓
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	36	0.2	✓
PTM	ETRACS UBS Long Platinum	CTPLTR	32	0.1	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	29	0.9	✓
RJZ	Elements Rogers Metals	ROGRIMTR	25	0.1	
BAL	iPath DJ UBS Cotton	DJUBCTTR	24	0.7	✓
FUD	ETRACS CMCI Food	CMFOTR	22	0.2	
PGM	iPath DJ UBS Platinum	DJUBPLTR	16	0.1	
UBG	ETRACS CMCI Gold	CTGCTR	13	0.4	
JJM	iPath DJ UBS Industrial	DJUBINTR	12	0.1	
UAG	ETRACS CMCI Agriculture	CMAGTR	12	0.2	
USV	ETRACS CMCI Silver	CTSITR	11	0.5	
JJP	iPath DJ UBS Precious Met	DJUBPRTR	11	0.1	
GASZ	ETRACS NatGas Fut Contango	GYY	11	0.2	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.0	
RGRA	RBS Rogers Enhanced Agri	RGRAID	9	0.1	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	9	0.2	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	7	0.1	
OLO	PowerShares DB Oil Long	DBODIX	7	0.1	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	7	0.0	
UBN	ETRACS CMCI Energy	CMENTR	7	0.2	
JJE	iPath DJ UBS Energy	DJUBENTR	7	0.1	
GRU	Elements MLCX Grains	MLCXGRTR	7	0.1	✓
RGRI	RBS Rogers Enhanced IndMet	RGRIID	6	0.1	
JJT	iPath DJ UBS Tin	DJUBSNTR	6	0.1	
JJS	iPath DJ UBS Softs	DJUBSOTR	6	0.0	
JJN	iPath DJ UBS Nickel	DJUBNITR	5	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	5	0.0	
UBC	ETRACS CMCI Livestock	CMLVTR	5	0.1	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	4	0.0	
RGRE	RBS Rogers Enhanced Energy	RGREID	4	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	4	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	3	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	3	0.0	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	3	0.1	
RGRP	RBS Rogers Enhance PrecMet	RGRPID	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
AGF	PowerShares DB Agr Long	DBADIX	$3	$0.1	
WEET	iPath Pure Beta Grains	BCC1GRPT	3	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	3	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	2	0.0	
JJU	iPath DJ UBS Aluminum	DJUBALTR	2	0.1	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	2	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.0	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	2	0.0	
GRN	iPath Global Carbon	BXIIGCUT	2	0.0	
LD	iPath DJ UBS Lead	DJUBPBTR	1	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	1	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	1	0.1	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$40	$0.2	
AYT	iPath GEMS Asia 8	BXIIGMA8	10	0.1	
ICI	iPath Optimized Curr Carry	BXIICIIP	8	0.1	
ERO	iPath EUR/USD	n/a	3	0.0	
GBB	iPath GBP/USD	n/a	3	0.0	
JYN	iPath JPY/USD	n/a	2	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	2	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	1	0.0	
JEM	iPath GEMS Index	BXIIGEM1	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse					
FIGY	FI Enhanced Global HY	M2WDHDVD	$1,379	$0.9	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	1,065	4.1	
FEEU	FI Enhanced Europe 50	SX5PGV	1,060	1.4	
MLPL	ETRACS UBS 2x Lng MLP	AMZI	209	3.1	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	159	1.8	
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	156	7.2	
MORL	ETRACS 2x Mortgage REIT	MVMORT	134	3.7	
USLV	VelocityShares 3x Silver	SPGSSIP	132	16.3	
FIEU	CS FI Enhanced Europe 50	SX5PGV	109	1.1	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	109	29.7	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	103	2.4	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	100	14.1	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	89	9.2	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	88	4.1	
DGZ	PowerShares DB Gold Short	DGLDIX	60	3.0	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	59	0.7	
SBND	PwrShr DB 3x Shrt 25+ Treas	DBBNDS	58	0.5	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	50	0.8	
FIEG	FI Enhanced Global HY	M2WDHDVD	49	1.0	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	40	0.6	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	38	0.2	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	35	5.4	
FIBG	CS FI Enhanced Big Cap Gro	RU10GRTR	30	0.6	
UGLD	VelocityShares 3x Gold	SPGSGCP	29	3.2	
BXUC	Barc SPX + Long C Leverage	SPXT	28	0.0	
CEFL	ETRACS Mon 2xLev ClsdEndFd	YLDA	27	1.4	
DVHL	ETRACS Mon 2x Dvsfd Hi Inc	NYDVHI	26	0.4	
LBND	PwrShrs DB 3x Lng 25+ Trea	DBBNDL	22	0.1	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	21	6.9	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	18	0.1	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	17	0.2	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

17

ETNs

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	$16	$0.2	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	16	0.1	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	14	0.1	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	13	0.2	
ROLA	iPath LX Russell 1000	RU10INTR	12	0.0	
RTLA	iPath LX Russell 2000	RU20INTR	12	0.0	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	12	0.1	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	11	0.1	
CSMB	CS Merger Arb Liquid 2x	CSLABMN	8	0.0	
SZO	PowerShares DB Oil Short	DBODIXX	8	0.2	
SFLA	iPath LX S&P 500 TR	SPTR	6	0.0	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	6	0.2	
UWTI	VelocityShares 3x Crude	SPGSCLP	5	0.3	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	5	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	5	0.0	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	5	0.0	
EMSA	iPath SE MSCI EM	NDUEEGF	5	0.0	
DWTI	VelocityShrs 3x Inv Crude	SPGSCLP	4	0.7	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	4	0.0	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	4	0.0	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	4	0.0	
DDP	PwrShrs DB Commod Sh	DBCDIXX	4	0.0	
BXUB	Barc SPX + Long B Leverage	SPXT	4	0.0	
UUPT	PowerShares DB 3x Lng USD	USDUPX	4	0.3	
EMLB	iPath LE MSCI EM	NDUEEGF	3	0.0	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	2	0.1	
BOS	PwrShrs DB Base Met Sh	DBBMIX	2	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.0	
UDNT	PowerShares DB 3x Shrt USD	USDDNX	2	0.2	
BXDB	Barc SPX + Short B Leverag	SPXT	2	0.0	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.1	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$839	$797.0	✓
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	657	4.4	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	427	296.3	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	121	40.3	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	88	1.9	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	86	10.3	✓
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	84	2.7	
GLDI	Gold Shares Covered Call	QGLDI	22	0.2	✓
SLVO	CS Silver Shr Covered Call	QSLVO	15	0.3	
XVIX	ETRACS Long-Short VIX	SPVXTSER	13	0.2	
BWV	iPath CBOE SP500BuyWrite	BXM	11	0.1	
VIIX	VelocityShares VIX ShTrm	SPVXSP	9	12.0	✓
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	4	0.0	
CVOL	C-Tracks ETN Volatility	CVOLT	2	0.3	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	2	0.4	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	2	0.0	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	2	0.3	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$5,746	$29.9	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	1,582	8.2	
MLPN	Credit Suisse MLP Eq Wgt	MLPX	666	4.4	✓
INP	iPath MSCI India	NDEUSIA	356	4.5	✓
TRND	RBS US LC Trendpilot	TPLCUT	282	2.0	
AMU	ETRACS Alerian MLP Index	AMZ	210	2.0	
ATMP	Barclays ETN+ Select MLP	BXIIATMP	182	1.0	
Other (continued)					
TRNM	RBS US MC Trendpilot	TPMCUT	$105	$0.8	
TBAR	RBS Gold Trendpilot	TPGLDUT	62	0.4	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	55	0.4	
IMLP	iPath S&P MLP	SPMLP	54	0.2	
CSMA	Credit Suisse Merger Arb	CSLABMN	52	0.0	
MLPY	MS Cushing MLP High Income	MLPY	48	0.2	
TNDQ	RBS NASDAQ 100 Trendpilot	TPNDQUT	38	0.4	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	32	0.1	
WMW	Elements Mrngstr Wide Moat	MWMFTR	28	0.2	
MLPC	C-Tracks M/H MLP Fundam	n/a	26	0.2	
DVHI	ETRACS Divers High Income	NYDVHI	25	0.2	
DOD	Elements Dogs of the Dow	MUTR	23	0.2	
STPP	iPath US Treas Steepener	BXIIUSTP	23	0.3	
TCHI	RBS China Trendpilot	TPCHINUT	21	0.1	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	18	0.1	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	17	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	15	0.0	
MLPW	E-TRACS Wells Fargo MLP	WML	13	0.0	
CSLS	CS Long/Short Liquid	CSLABLN	13	0.1	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	11	0.2	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	9	0.1	
GCE	Claymore CEF GS Connect	CLMRCEF	9	0.2	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	8	0.1	
DRGS	RBS Global Big Pharma	DGETR	7	0.0	
TWTI	RBS Oil Trendpilot	TPOILUT	6	0.0	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.1	
ALTL	RBS US L/C Alternator	ALTLCUT	5	0.2	
FLAT	iPath US Treas Flattener	BXIIUSTP	5	0.1	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.3	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	3	0.2	
CSMN	CS MktNeu Global Equity	HSGMN	3	0.1	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	2	0.1	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 15, 2013 to January 15, 2014.

* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide January 2014

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components.

The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly,

an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption,

depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of

Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are

listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for

Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your

ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the

ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link:

http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for

Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC. assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding

U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly,

you should seek advice based on your particular circumstances from an independent tax advisor.

©2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks,

servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners.

2299-22AN-11/10

Not FDIC Insured l No Bank Guarantee l May Lose Value

P0356 | CSNY487864 v6 | January 2014

2014 Options Expiration Calendar

January

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

February

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	

March

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

April

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

May

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

June

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

July

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

August

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

September

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

October

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

November

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

December

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

- Quarterly expiration date
- VIX expiration date
- A.M. settled index options cease trading
- Bank holiday
- VIX expiration date and A.M. settled index options cease trading
- Equity, index, and cash-settled currency options expiration date[1]
- Exchange holiday (additional holidays may be announced)
- Expiring equity and P.M. settled index options cease trading. Expiring cash-settled currency options cease trading at 12:00 p.m. ET
- 2017 Equity LEAPS® added
  2018 Equity LEAPS® added

[1] Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: While these dates are accurate as of 12/10/13, they are subject to change. Through January 2015, weekly expirations occur every Friday with the exception of Standard Expiration Fridays and in the case of July 4, 2014, where it occurs on Thursday, July 3rd. After January 2015, all expirations will occur on Fridays unless there is an exchange holiday, when it will occur on Thursday. In 2014, exchange holidays on Friday occur on April 18th and July 4th. In 2015, exchange holidays occur on April 3rd, July 3rd, and December 25th.

Approval for distribution

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